EXHIBIT 10.1


                               PURCHASE CONTRACT
                               -----------------

     THIS AGREEMENT made and entered into this 12th day of March 1998 (the "Effective Date"), between CORNERSTONE REALTY GROUP, INC. or its nominee, (hereinafter called "Purchaser") and COPPER LIMITED PARTNERSHIP, a Missouri Limited Partnership, (hereinafter called "Seller").

                                    ARTICLE I
                                  THE PROPERTY

     1.1 SALE OF PROPERTY. Seller agrees to sell and convey, and Purchaser agrees to purchase, Seller's real property known as COPPER RIDGE APARTMENTS located in BENBROOK (TARRANT COUNTY), TX, with all buildings and improvements located thereon, as more particularly described in the attached legal description in EXHIBIT A including, but not limited to 200 individually heated and air conditioned apartment units, with all appurtenances, together with all appliances, drapes, carpeting, shrubbery and all other personal property used in connection with the premises, including, the inventory of personal property to be supplied by Seller and attached hereto as EXHIBIT B (all such real and personal property hereinafter collectively referred to as the "Property" unless the context clearly indicates otherwise).

                                   ARTICLE II
                            PAYMENT OF PURCHASE PRICE

     2.1 PURCHASE PRICE. The total purchase price shall be FOUR MILLION FIVE HUNDRED TWENTY FIVE THOUSAND ($4,525,000) DOLLARS as evidenced by cash or cash equivalent at closing.

     2.2 DEPOSIT. TWENTY FIVE THOUSAND ($25,000) DOLLARS to be placed in escrow upon the execution of this Agreement by both parties and SEVENTY FIVE THOUSAND (75,000) DOLLARS to be placed in escrow at the end of the "Inspection Period" described in Article VI below. Said deposit shall be placed in escrow with Commonwealth Land Title Insurance Corporation or its authorized agent (the "Title Company") as an earnest money deposit which may be credited against the purchase price or applied as per Article XI below.

     2.3 INDEPENDENT CONTRACT CONSIDERATION. Purchaser shall, concurrently with its execution hereof, deliver to Seller a check in the amount of FIFTY ($50) DOLLARS (the "Independent Contract Consideration"), which amount Seller and Purchaser agree has been bargained for as consideration for Seller's execution and


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delivery of this Contract and  Purchaser's  right to inspect the  Property.  The
Independent  Contract  Consideration  is in addition to and  independent  of any
other   consideration   or  payment   provided  for  in  this  Contract  and  is
non-refundable in all events.

                                   ARTICLE III
                                  TITLE MATTERS

     3.1 TITLE. Seller, shall convey good and indefeasible title by Special Warranty Deed in the form attached hereto as EXHIBIT C, subject only to general taxes for the current year not yet due and payable and utility easements which do not interfere with the present use of the Property, and the "Permitted Exceptions". "Permitted Exceptions" are those title exceptions listed in the title commitment, which are not objected to pursuant to section 3.2 below.

          (A) At Closing, title shall be free from any and all liens or mortgages and Seller shall be responsible for any prepayment penalties necessary to deliver such free title.

     3.2 TITLE DEFECTS; ELECTION TO CURE. Seller shall furnish to Purchaser at Seller's expense a commitment for Title Insurance from the Title Company, (the "Commitment" or the "Title Report") within ten (10) days after the Effective Date, covering the Property binding the Title Company to issue a Texas Owner Policy of Title Insurance (the "Title Policy") on the standard form prescribed by the Texas State Board of Insurance at the Closing, in the full amount of the Purchase Price, insuring Purchaser's fee simple title to the Property to be good and indefeasible, together with true and correct copies of all instruments listed on Schedule B to the Commitment (as well as any other documents or instruments listed therein which will not be released at closing). If the title commitment shows any exceptions, which are not acceptable to Purchaser in Purchaser"s sole discretion, Purchaser shall give written notice of such defects in title to Seller's counsel during the Inspection Period. Seller shall within five (5) days elect whether to cure said defects by delivering written notice to Purchaser of its intention to cure said defects within five (5) days after expiration of the Inspection Period.

     3.3 ELECTION NOT TO CURE DEFECTS. If Seller elects not to cure title defects, this Agreement, at Purchaser's option (exercised by delivery of notice thereof to Seller within five (5) days after the date that Seller's option to cure such title defects expired) , shall be void; each party shall thereupon be released from all obligations hereunder except for Purchaser's indemnification obligation herein; and all deposits shall be immediately returned to Purchaser. Purchaser shall have the option to waive defects and proceed to Closing and in such event these items shall be deemed Permitted Exceptions.

     3.4 SURVEY. As soon as reasonably possible, and in any

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event within ten (10) days after the Effective Date, Seller shall,  at Seller's expense, deliver or cause to be delivered to the Seller, the Title Company, and to Purchaser a current or updated on-the-ground perimeter survey (the "Survey") of the Property prepared by a Registered Professional Land Surveyor reasonably acceptable to the Purchaser. The Survey shall show the location and size of all of the following on or adjacent to the Property, if any:

                  buildings, buildings lines, improvements, streets pavements, easements, rights-of-way, protrusions, encroachments, fences, 100-year flood plain, apparent public utilities, and recording information of easements.

The survey shall show the gross land area and the Net Land Area. The Survey shall be in a form and of a date acceptable to Purchaser and to the Title Company, and in acceptable form in order to allow the Title Company to revise the survey exception in the Title Policy to state "shortages in area"; provided, however, that the cost of such deletion shall be the responsibility of Purchaser. The term "Net Land Area" means the gross land area of the Property less the land area included in utility easements, drainage easements, ingress/egress easements, rights-of-way, 100-year flood plain and encroachments on or across the Property. The area within the 100-year flood plain shall be as defined by the Federal Emergency Management Agency or other applicable governmental authority.

     3.5 If Survey discloses any encroachments onto the Land from any adjacent property, encroachments by or from the Land onto adjacent property and/or violations of or encroachments upon any recorded building lines, restrictions or easements affecting the Property, which are not acceptable to Purchaser, then Purchaser shall deliver notice thereof to Seller. Seller shall have five (5) days (with a commensurate extension of the closing date) to have the Title Insurer issue its endorsement insuring against damage caused by such encroachment or violation and to provide evidence thereof to Purchaser, and if Seller fails to or is unable to have the same insured against within such five
(5) day period, Purchaser may elect, on or before the expiration of the 5-day period thereafter, to (i) terminate this Agreement (in which case the Earnest Money shall be returned to Purchaser) and neither party shall have any further liability or obligation to the other hereunder (except for Purchaser's indemnification obligation set forth in Paragraph 6.2.6, or (ii) accept the property subject to any such encroachment or violation, as "Permitted Exceptions".

     3.6 Purchaser agrees to deliver to Seller, within the Inspection Period, notice as to which items on the title report or the Survey are objectionable.

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                              ARTICLE IV PRORATIONS

     4.1 INCOME AND EXRENSE ALLOCATIONS. The following shall be prorated, to the day of Closing: rents and other income from the property; operating expenses (on such service contracts and other obligations as Purchaser may agree to assume); and general and real property taxes and personal and business property taxes for the year of closing (based on the most recent assessment and the most recent levy).

     4.2 CLOSING COSTS. Purchaser and Seller shall pay their customary share of all taxes, recording fees, if any, imposed on the Deed, or any other documents executed in connection with the transfer of the Property. Seller agrees to pay cost of title insurance based upon coverage in the amount of the Purchase Price; provided, however, that Purchaser shall pay for any endorsements not normally included in the title policy, special revisions to the Survey exceptions and any special coverages Purchaser may desire. Seller shall pay any prepayment penalty charged by the holders of any existing notes.

     4.3 ALLOCATION OF RENTS. Rents collected by Seller prior to Closing shall be prorated as agreed in 4.1 above. Purchaser shall apply rents received after Closing first to payment of the current rent due to Purchaser, then to delinquent rents due to Purchaser, and last to rents due to Seller as of the Closing but uncollected prior to settlement. Purchaser agrees to use its best efforts in good faith to collect the amount of any rental arrears from tenants and Purchaser agrees to remit promptly to Seller any such arrears actually paid by such tenants to Purchaser. Seller shall retain the right to commence legal action against a tenant for any delinquent rent apportioned to the Seller.

     4.4 PRIOR LEASE CONCESSIONS. If Seller has committed to give any future monetary concessions to tenants, which are not reflected in the existing leases and rent roll and to which Purchaser would become liable, then Seller shall pay to Purchaser said amount in a lump sum at closing.

                                    ARTICLE V
                           POSSESSION OF THE PROPERTY

     5.1 POSSESSION. Possession of the Property shall be delivered to Purchaser at closing, subject to the rights of the tenants under existing leases and rental agreements.

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

     6.1 CONDITIONS PRECEDENT. Purchaser's obligation to purchase shall be subject to and contingent upon the satisfaction

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of the following conditions precedent:

          (A) On the condition that Sellers representations and warranties described in Article VIII are true and correct in all respects as of Closing.

          (B) On the condition that there have been no material adverse changes to the Property or leases.

     6.2 INSPECTION. This Agreement shall be further subject to and contingent upon Purchaser's satisfactory inspection as follows herein below.

     6.2.1 PREPARATION FOR INSPECTION. Within five (5) days after the execution of this Agreement, Seller shall deliver to Purchaser copies of the following to the extent in Seller's possession: The current rent roll for the Property; detailed statements of income and expenses with respect to the Property for the past two years; the most recent tax bills for the Property; utility bills for the Property for the twelve (12) months previous to the date hereof; all contracts; all insurance policies applicable to the Property to include loss runs for the last three (3) years to the extent available; Plans and Specifications for the Property, service contracts which will survive closing, Certificates of occupancy, to the extent reasonably available; a copy of Seller's title policy (together with true and correct copies of the instruments listed thereon which evidence exceptions to title, except those which will be released at and as a condition of closing) and most recent survey for the Property. A copy of any environmental or engineering reports on the property. All these items are believed by Seller to be accurate and complete to the best of its knowledge and belief, but are not warranted to the extent prepared by third parties. However, Seller represents that it has relied upon these documents in the ordinary course of business.

     6.2.2 INSPECTION OF BOOKS AND RECORDS; ACCESS. Purchaser, its employees, agents and contractors shall have twenty-one (21) days after the date Seller accepts this Agreement (the "Inspection Period"), as the same may be extended) to enter upon the Property (subject to the rights of the tenants) upon reasonable advance notice and during normal business hours for the purpose of making physical inspections thereof, including but not limited to roofs, heating, cooling, electrical and plumbing systems, swimming pool, appliances, and structural elements of the buildings. Upon the conclusion of the Inspection Period this contract shall be deemed to be a firm agreement of purchase and sale binding the parties hereto, except as it may be terminated prior to the end of the Inspection Period and subject to the other provisions and conditions contained herein, including but not limited to the condition imposed by Paragraph 6.1(A) above.

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     6.2.3 RIGHT OF TERMINATION DURING INSPECTION  PERIOD.  Purchaser shall also be permitted to review all original leases, expense records, tenant cards and occupancy data available. If Purchaser is not satisfied, in its sole and exclusive discretion, with the state of maintenance and repair of the Property or the rents, occupancy or expenses of the Property, then notwithstanding anything contained herein to the contrary, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller before the end of the Inspection Period, and no party hereto shall have any further liability to any other party hereto, except for Purchaser's indemnification obligation herein, and all deposits shall be returned to Purchaser.

     6.2.4 "RENT READY". During the Inspection Period, both Seller and Purchaser will inspect an apartment unit at the Property and mutually agree that said apartment shall be representative of a "rent ready" unit by which all other units shall be judged for "rent ready" condition at closing. All vacant apartment units, are to be in a "rent ready" condition (as defined above), at the time of closing, containing, but not limited to the following amenities, i.e. , carpet, refrigerator, range, garbage disposal, heating, plumbing and electrical systems.

     6.2.5 CONDITION OF PERSONAL PROPERTY AT CLOSING. All personal property included in the sale and all mechanical, electrical, heating, air conditioning, sewer, water and plumbing systems will be in the same working order at the time of closing and in the same condition as at the time of the initial inspection by Purchaser. If the property is not in working order and the total cost to put into the same working condition does not exceed Ten Thousand ($10,000) Dollars, the Purchaser agrees to close without reduction in the Purchase Price. In the event the cost exceeds Ten Thousand ($10,000) Dollars, but less that Twenty Thousand ($20,000) Dollars, the Purchaser agrees to close with a credit of Ten Thousand ($10,000) Dollars of the Purchase Price. If the condition is such that the cost is over Twenty Thousand ($20,000) Dollars, Purchaser shall have the option of waiving said requirement in writing, accepting a Ten Thousand ($10,000) Dollar credit and proceeding to Closing or Purchaser may void this Agreement and obtain a prompt return of its deposit.

     6.2.6 PURCHASER'S INDEMNIFICATION. Purchaser hereby agrees to indemnify, defend and hold harmless Seller and Seller's partners, property management company, agents, employees and tenants (collectively the "Seller Parties") from and against any and all claims, causes of action, losses, damages and expenses (including, without limitation, reasonable attorneys fees if litigated, and expenses) which may be suffered or incurred by any one or more of the Seller Parties as a result of the entry onto the Property by Purchaser or its agents or contractors. Purchaser agrees to repair and restore, at Purchaser's expense, any damage to the Property caused by such inspection. Purchaser also agrees not

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to drill, bore or otherwise perform any invasive testing of the Property without the prior written consent of Sellers. Purchaser's obligations under this paragraph shall survive closing or any termination of this Agreement for six (6) months days.

     6.2.7 PROPERTY AS-IS. The property is being sold in its "as is" condition with all faults. Seller hereby disclaims any and all express or implied warranties of merchantability or fitness for any particular purpose relative to the property. Purchaser acknowledges and agrees that no representations and warranties have been made by Seller, or by any person, firm or agent acting or purporting to act on behalf of Seller, as to (i) the presence or absence on or in the Property of any particular materials or substances (including, without limitation, asbestos, hydrocarbons or hazardous or toxic substances), (ii) the condition or repair of the Property or any portion thereof, (iii) the value, expense of operation or income potential of the Property, (iv) the accuracy or completeness of any title, survey or other information provided to Purchaser relative to the Property, or (v) any other fact or condition which has or might affect the Property or the condition, repair, value, expense of operation or income potential thereof. Purchaser represents that the representatives of Purchaser are knowledgeable and experienced in the acquisition and operation of multi-family properties comparable to the Property and agrees that Purchaser will be relying solely on Purchaser's inspections of the Property in closing on the purchase of the Property.

                                   ARTICLE VII
                                     CLOSING

     7.1 CLOSING. Closing will be held on or before seven (7) days after the completion of the Inspection Period, at the Title Company.

     7.2 SELLER'S DELIVERIES. At closing, Seller shall execute and deliver to Purchaser the Special Warranty Deed referred to in Paragraph 3 hereof and shall also execute, where necessary, and deliver to Purchaser, the following in a form reasonably acceptable to Purchaser:

          (A) A Bill of Sale, with special warranty of title transferring the personal property (as shown in Exhibit B) to Purchaser free of all liens, charges and encumbrances.

          (B) The Title Policy issued by the underwriter for the Title Company pursuant to the Title Commitment, subject only to the Permitted Exceptions, in the full amount of the Purchase Price, dated as of the date of Closing.

          (C) Originals or copies of all signed leases and rental agreements in effect with tenants of the Property not for more than one (1) year.

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          (D) All security and cleaning  deposits made by such  tenants.  Seller will give the tenants the required notice of such transfer in compliance with the laws of TEXAS.

          (E) An affidavit of Seller in such form as will cause the Title Company to omit from the title insurance policy the exclusion relating to unrecorded mechanic's and materialmen's liens.

          (F) A rent roll certified by Seller to be true and correct as of the date of closing showing the name of, and the amount of monthly rental payable, by each tenant of the Property, the apartment occupied by the tenant, the date to which rent has been paid, any advance payment of rent, and the amount of any escrow, or security deposit of tenant.

          (G) An affidavit of Seller that to the best of its information and belief there are, on the date of closing, no unsatisfied judgments, creditor's claims other than in the course of business, tax liens, or pending bankruptcies involving Seller.

          (H) Seller has delivered to Purchaser a copy of its Metrotech Lifetime Termite Control Service Agreement dated November 7, 1995 and a bill for the period June 1997 through June 1998, a copy of which is annexed hereto as EXHIBIT D, for the review and acceptance of the Purchaser during the Inspection Period.

          (I) Assignments of all Seller's interest in the following in the form attached hereto as EXHIBITS E, H, AND I: (1) all assignable licenses, and permits relating to the operation of the Property, (2) the leases and rental agreements with tenants of the Property, (3) the existing Property telephone number and (4) the business and trade name as set forth in Par. 1.1.


          (J) Assignments without recourse of all warranties and guarantees (see Exhibit D) to the extent such are still in effect and provide Purchaser with copies of all such warranties and guarantees without limitation for all appliances, dishwashers, disposals, refrigerators, heating and air conditioning units, washers and dryers.

          (K) Consent of the Seller's authorized officer to the sale of the Property and any other approvals required under Seller's articles, by-laws or other organizational documents, which may be reasonably requested by the Title Company.

          (L) Provide document for the transfer of the telephone number for execution at closing.

          (M) Affidavit that Seller has received no notice of the presence of asbestos and/or any other hazardous material at

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the  Property,  except as has been  disclosed  by any  documents  turned over to
Purchaser by Seller.

          (N) Seller shall provide a satisfactory and valid written termination of the management agreement executed by the existing management and rental agent for the Property, without cost to the Purchaser.

          (O) A notice letter to all the residents of the apartment complex as to change of ownership in the form prepared by the Purchaser.

          (P) All such other documents as are normally transferred at settlement in the jurisdiction in which the property is located or are reasonably requested by Purchaser or its counsel.

          (Q) A representation letter as normally required by auditors for a public company in the form attached hereto as EXHIBIT F. This clause shall survive closing for one year.

          (R) Closing Memorandum in the form attached hereto as EXHIBIT G.

          (S) Closing Statement reflecting all closing adjustments.

     7.3 PURCHASER'S DELIVERIES. At closing and contemporaneously with the Seller's compliance with the provisions of Section 7.2, Purchaser shall:

          (A) Pay to Seller the cash portion of the purchase price, adjusted for the prorations herein provided for in Article IV.

          (B) Execute and deliver an assumption of obligations under leases, security deposits, all contracts which may be accepted by the Purchaser and any other obligations specifically set forth herein as provided in EXHIBIT H annexed hereto.

          (C) Deliver to the Seller a resolution of the Purchaser that:

               (i) This Agreement has been duly authorized, executed and delivered by the Purchaser and is a valid and binding agreement of Purchaser, and

               (ii) Purchaser has complete restricted power to buy the Property from the Seller and to execute any documents required to effectuate the transfer.

          (D) Execute all such other documents as are

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normally  transferred at settlement in the jurisdiction in which the property is located or are reasonably requested by Seller or its counsel.

          (E) Closing Statement.

          (F) Closing Memorandum as per Exhibit G.

                                  ARTICLE VIII
               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

     8.1 REPRESENTATIONS OF THE PARTIES. Seller warrants (which warranties shall not survive settlement unless designated to the contrary) that as of the date hereof and as of closing hereof:

          (A) That Seller is the owner in fee simple of the Property and has the power to convey same. This representation shall merge with Deed at Closing.

          (B) That Seller is not subject to any other agreements or arrangements, with the exception of those contained in any existing mortgage documents which would prevent Seller from selling the Property to Purchaser. This warranty shall survive for one year following closing.

          (C) All necessary action has been taken by Seller to authorize the execution of this Agreement and the performance of the obligations contemplated hereunder, which are not excluded elsewhere in existing mortgage documents. This warranty shall survive for six (6) months following closing.

          (D) Seller has no actual knowledge and has not been advised in writing that it is in default under any lease, rental agreement service or equipment contract, or mortgage or other encumbrances relating to the Property which default has not been cured. This warranty shall survive for six (6) months following closing.

          (E) Seller has no actual knowledge of any patent or latent defect in the Property or any part thereof. This warranty shall survive for six (6) months following closing.

          (F) Seller has no actual knowledge of any existing or threatened litigation which relates to or which would affect the Property. This warranty shall survive for six (6) months following closing.

          (G) Seller has received no notice that any part of the Property or the operation of the Property, is in violation or may violate any governmental statute, regulation, ordinance or building code or of any private restriction which has not been cured, that any governmental authority requires any work to be done

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on or  affecting  the  Property  which  has not  been  completed,  OR  that  any governmental authority has expressed an intent to condemn or to make special improvements for the benefit of the Property or any part thereof. This warranty shall survive for six (6) months following closing. Seller hereby discloses to Purchaser that Seller has been advised THAT THE CONVEYANCE OF THE PROPERTY to Seller's predecessor in title was not in compliance with applicable subdivision ordinances and Purchaser assumes the liability therefor after Closing date.

          (H) That Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code") , and that Seller will furnish to Purchaser prior to closing an affidavit in form satisfactory to Purchaser confirming the same.

          (I) That to the best of Seller's knowledge, the Property was never utilized as a disposal site for hazardous waste products and will furnish to Purchaser an affidavit confirming same, except as it may have been disclosed.

          (J) Seller covenants and agrees that, between this date and the date of closing, Seller shall continue to maintain, operate and manage the Property in a manner consistent with its prior practices, making every reasonable effort to do nothing which might damage the reputation of the Property or the relationships with the tenants. Seller shall not permit the modification, extension or cancellation of any tenant lease (except in accordance with the terms of such lease) or any dealing with any tenant other than the ordinary course of managing the Property, without the prior written consent of Purchaser. If the leases of any tenants expire before thirty (30) days after the date of closing, Seller shall, up to the date of closing and without cost to the Purchaser, continue its normal course of operation with respect to causing tenants to be obtained for apartments which are unrented.

          (K) Seller warrants that it has complied with the keyless, dead-bolt lock requirement.

          (L) Seller acknowledges that Purchaser is a public entity and that it is required to furnish financial statements to the Securities and Exchange Commission in connection with this acquisition. Seller agrees to make the information available for Purchaser to audit the last 12 months of operation of the Property so that a report can be generated that is in compliance with accounting Regulation S-X of the Securities and Exchange Commission. This shall survive for six (6) months following closing.

     8.1.2 Purchaser represents and warrants to Seller as follows:

          (A) All necessary action has been taken by

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Purchaser to authorize the execution of this  Agreement and the  performance  of the obligations contemplated hereunder.

          (B) Purchaser is not subject to any other agreements or arrangements which would prevent Purchaser from purchasing the Property from Seller.

          (C) Title to the Property will be taken by Purchaser in the same name as the owner of the property adjacent to the Property, which adjacent property is known as "Copper Crossing".

     8.2 CONTINUATION OF REPRESENTATIONS, WARRANTIES AND COVENANTS TO THE DATE OF CLOSING. If each of the warranties set forth in this section does not remain true up to and including the time of closing as to any material matters, this Agreement, at Purchaser's election: (i) shall be terminated, Seller shall return all payments made by Purchaser and Seller shall reimburse Purchaser for its out-of-pocket expenses incurred in inspecting the Property (provided that such reimbursement obligation shall not exceed $25,000), or (ii) Purchaser may elect to close the sale and waive failure of the warranties; provided, that if Purchaser elects to close in a written instrument delivered to Seller, Purchaser shall have the right to adjourn the Closing for up to five (5) business days to allow for the curing of such warranties.

                                   ARTICLE IX
                           CONDEMNATION; RISK OF LOSS

     9.1 PROPERTY DAMAGE. If, prior to closing, any part of the Property is damaged by fire or other casualty in an amount not greater than TWO HUNDRED FIFTY THOUSAND ($250,000) DOLLARS, Purchaser agrees to accept the Property with an assignment of: (i) the insurance proceeds, (ii) any deductible, and (iii) rent loss insurance proceeds for period after Closing. Seller may repair such damage before the date provided herein for closing. In the event that the damage shall be over TWO HUNDRED FIFTY THOUSAND ($250,000) DOLLARS and such damage cannot be repaired by such time, this Agreement may be canceled at the option of the Purchaser prior to or on date of Closing. In the event of cancellation as aforesaid, this Agreement shall become null and void and the parties shall be released and all payments made shall be returned. Should Purchaser elect to carry out this Agreement despite such damage Seller shall assign to Purchaser all insurance proceeds and any deductible arising from such damage and will compensate Purchaser for lost rent collections to the extent of insurance proceeds received. Seller shall promptly notify Purchaser in writing upon the occurrence of any such damage.

     9.2 CONDEMNATION. In the event of any actual or threatened taking, pursuant to the power of eminent domain, all or

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


any part thereof, or any actual or proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after Seller learns or receives notice thereof. Upon a taking of a material part of the Property greater than TWO HUNDRED FIFTY THOUSAND ($250,000) DOLLARS or any part of the building or more than 5% of the parking area, Purchaser may elect to either (a) terminate this Agreement, in which event the Deposit shall be immediately returned to Purchaser and all other rights and obligations of the parties hereunder shall terminate immediately, or (b) to waive its right to terminate this Agreement and proceed to closing, in which event all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid to the Purchaser at closing, if such payment has been received. If payment has not as yet been received, but an amount has been agreed upon, Seller shall assign the claim to Purchaser.

     9.3 RISK OF LOSS. Prior to closing, all risks of loss or damage by every casualty shall be borne by the Seller.

                                    ARTICLE X
                               BROKER'S COMMISSION

     10.1 COMMISSION. Purchaser agrees to pay a brokerage fee to WILLIAM C. JENNINGS & CO., pursuant to a separate agreement. Said brokerage fee shall be deemed earned if, and only if, settlement occurs hereunder, and shall not be deemed earned even if Purchaser and/or Seller wrongfully fail(s) to consummate the purchase and sale herein contemplated. Seller and Purchaser represent and warrant to each other that no other brokerage fees are or shall be owing in connection with this transaction or in any way with the Apartments and Seller and Purchaser hereby indemnify and hold the other harmless from any and all claims of any other person so claiming.

                                   ARTICLE XI
                                     DEFAULT

     11.1 DEFAULT DEFINED. Default for the purpose of this Agreement shall mean any failure by Seller or Purchaser to fulfill all the terms, conditions and covenants contained herein, however, it shall not be an event of default for either party to exercise its rights to terminate this contract as contained in other provisions herein.

     11.2 SELLER'S DEFAULT. Upon Seller"s default, the Purchaser, at it's election, may either (1) require specific performance of Seller, or pursue its other remedies at law or equity, (2) cancel this Agreement and obtain a prompt return of the deposit, in which case this Agreement shall be terminated and the parties released from all obligations hereunder, or (3) the Purchaser may waive such defaults and proceed to settlement.

Seller shall indemnify Purchaser for any reasonable costs incurred by Purchaser if Purchaser elects to pursue its option (1) noted above, to include reasonable attorney fees.

     11.3 PURCHASER'S DEFAULT. Upon Purchaser's default, this Agreement shall be terminated and both parties released from all obligations hereunder, and the deposit shall be retained by the Seller as liquidated damages. Such amount and terms are agreed upon by and between Seller and Purchaser as liquidated damages, due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof, and the payment of the deposit and the terms provided herein shall constitute full satisfaction of Purchaser's obligations under this Agreement. Such amount is agreed upon by and between Seller and Purchaser as a reasonable estimate of just compensation for the harm caused by Purchaser's default. Seller shall have no other remedy against Purchaser in the event of Purchaser's default. Nothing in the foregoing, however, shall limit Purchaser's liability under Section 6.2.6 above with respect to Purchaser's indemnification obligation.

     11.4 In the event of any litigation under this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees incurred in connection with such litigation from the non-prevailing party.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

     12.1 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties; it supersedes all previous agreements and representations which are deemed merged herein and may not be modified except in writing.

     12.2 ASSIGNMENT. Purchaser may assign this Agreement without the consent of Seller to APPLE RESIDENTIAL INCOME TRUST, INC. or any company owned by said REIT. Any other assignment shall require Seller's consent, which consent shall not be unreasonably withheld.

     12.3 SEVERABILITY. If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall remain in full force and effect.

     12.4 BINDING EFFECT. The parties to the Agreement mutually agree that it shall be binding upon and inure to the benefit of their respective heirs, representatives, successors in interest and assigns.

     12.5 CONTROLLING LAW. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State of Texas.

     12.6 COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear in each counterpart hereof, and it shall be sufficient that the signature on behalf of both parties hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single contract.

     12.7 INCORPORATION BY REFERENCE. All of the Exhibits referred to herein and/or attached hereto shall be deemed to constitute a part of the Agreement.

     12.8 HEADINGS. The headings of the Articles and sections hereof are inserted for convenience only and shall not be deemed to constitute a part of the Agreement.

     12.9 CONSTRUCTION OF CONTRACT. Each party hereto have reviewed and revised (or requested revisions of) this Agreement, and therefore the normal rule of construction that any ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Contract or any amendments or exhibits hereto.

     12.10 CONFIDENTIALITY. The parties shall keep confidential the existence of this Agreement, the transactions described herein, and all information obtained from the other party both during and subsequent to the transaction, provided that this Agreement may be disclosed to the respective attorneys, agents, and accountants. However, the covenants contained in this paragraph shall not apply in respect to any information which (a) was already known to either party when such information was received from the other, (b) was readily available to the general public at the time of such receipt, (c) subsequently becomes known to the general public through no fault or omission by the other party, (d) is subsequently disclosed by a third party which has the bona fide right to make such disclosure, or (e) is required to be disclosed by law or a governmental agency. This clause shall survive closing.

     12.11 HOLIDAYS. If any of the deadlines in this Contract ends on, or if any event is to occur on, a Saturday, Sunday, or legal holiday, the deadline or the date for performance shall automatically be extended to the next day which is not a Saturday, Sunday, or legal holiday.

     12.12 LEAD WARNING STATEMENT. Every purchaser of any
interest in residential real property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real property is required to provide the buyer with any information on lead-based paint hazards from risk assessments or inspections in the seller's possession and notify the buyer of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase.

     12.12.1. Seller has no knowledge of lead-based paint and/or lead-based paint hazard in the housing.

     12.12.2. Seller has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing.

     12.12.3. Purchaser is hereby granted a 10-day opportunity (or the length of the Inspection Period, whichever is longer) to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards. If Purchaser is not satisfied with such assessment, Purchaser shall have the right to terminate as provided in 6.2.3.

     12.13 EXHIBITS. The following exhibits are attached to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:

                         (a)     EXHIBIT A, the legal description of the Land
                         (b)     EXHIBIT B, list of personal property
                         (c)     EXHIBIT C, the form of Deed
                         (d)     EXHIBIT D, Metrotech Service Agreement
                         (e)     EXHIBIT E, the form of the Blanket Conveyance,
                                            Bill of Sale and Assignment
                         (f)     EXHIBIT F, the form of the Representation
                                            Letter
                         (g)     EXHIBIT G, Closing Memorandum
                         (h)     EXHIBIT H, Assignment of Leases
                         (i)     EXHIBIT I, Assignment of Contracts

                                  ARTICLE XIII
                                     NOTICE

     13.1 NOTICE. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent or delivered to the address set forth below (or such other address as may be hereafter specified in writing):

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


To Seller:                 Copper Limited Partnership
                           c/o Mr. Jakob Medve
                           8251 Maryland, Suite 10
                           St. Louis, MO 63105
                           Fax: (314) 726-1542

With a copy to
  Seller's Attorneys:                    Paul Macon, Esq.
                                         Thompson & Coburn
                                         One Mercantile Center
                                         St. Louis, MO 63101
                                         Fax: (314) 552-7000

To Purchaser:              Mr. Gus Remppies
                           Cornerstone Realty Group, Inc.
                           306 E. Main Street
                           Richmond, VA 23219
                           Fax: (804) 782-9302

            With a copy to
              Purchaser's Attorneys:        Harry S. Taubenfeld, Esq.
                                            Zuckerbrod & Taubenfeld
                                            57 5 Chestnut St. , P. 0. Box 4 8 8
                                            Cedarhurst, NY     11516
                                            Fax:   (516) 374-3490

                                                     -and

                                            Robert E. Morrison, Esq.
                                            Brown  McCarroll & Oaks  Hartline
                                            300  Crescent  Court,  Suite 1400
                                            Dallas, TX     75201
                                            Fax:  (214) 999-6170

     13.2 DELIVERY OF NOTICE. Notices sent either by Registered or Certified Mail, Return Receipt Requested, or by overnight express mail shall be deemed given when deposited in the United States Mail, postage prepaid, or delivered to a reliable overnight courier or by fax and confirmed by reliable overnight courier. Notices sent in any other manner shall be deemed given only when actually delivered at the specified address.

                                   ARTICLE XIV
                               LIKE-KIND EXCHANGE

     14.1 1031 EXCHANGE. Sellers have advised Purchaser of Seller's intention to seek to effect a tax deferred exchange pursuant to Section 1031 of the Internal Revenue Code in connection with the conveyance of the Property. In this regard, prior to the transfer of the Property to Purchaser, Seller intends to sell the

Property to a neutral third party (a "Qualified Intermediary") subject to the terms of this Agreement. The Qualified Intermediary will assume and fulfill the contractual obligations of Seller contained herein and the Qualified Intermediary shall cause the Seller to directly convey title to the Property to Purchaser pursuant to the terms of this Agreement in the time and in the manner set forth herein. Purchaser agrees to consent in writing to such assignment and, otherwise, to cooperate with Seller with respect to such exchange, provided, however, Seller shall reimburse Purchaser for any reasonable increased expenses incurred by Purchaser in this transaction resulting from the structuring of this transaction as a like-kind exchange under Section 1031 of the Internal Revenue Code.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.

SELLER:

COPPER LIMITED PARTNERSHIP, A MISSOURI LIMITED PARTNERSHIP
BY: HILLTOP TOWNHOMES, INC., Its General Partner

By:   /s/ Jakob Medve
   ------------------------------------------
      Jakob Medve
Its:  President
    -----------------------------------------

PURCHASER:

CORNERSTONE REALTY GROUP, INC.

By:
   -----------------------------------------
       S.J. Olander
Its:   Senior Vice President
   -----------------------------------------

Property to a neutral third party (a "Qualified Intermediary") subject to the terms of this Agreement. The Qualified Intermediary will assume and fulfill the contractual obligations of Seller contained herein and the Qualified Intermediary shall cause the Seller to directly convey title to the Property to Purchaser pursuant to the terms of this Agreement in the time and in the manner set forth herein. Purchaser agrees to consent in writing to such assignment and, otherwise, to cooperate with Seller with respect to such exchange, provided, however, Seller shall reimburse Purchaser for any reasonable increased expenses incurred by Purchaser in this transaction resulting from the structuring of this transaction as a like-kind exchange under Section 1031 of the Internal Revenue Code.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.

SELLER:

COPPER LIMITED PARTNERSHIP, A MISSOURI LIMITED PARTNERSHIP
BY: HILLTOP TOWNHOMES, INC., Its General Partner

By:
   ------------------------------------------
      Jakob Medve
Its:  President
    -----------------------------------------

PURCHASER:

CORNERSTONE REALTY GROUP, INC.

By:    /s/ S.J. Olander
   -----------------------------------------
       S.J. Olander
Its:   Senior Vice President
   -----------------------------------------
                                       18